EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 2 to Form S-1 of our report dated October 25, 2010 related to the financial statements of Harmony Metals, Inc. and Subsidiary for the period from October 19, 2009 (inception) through September 30, 2010 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC Lake & Associates, CPA’s LLC Schaumburg, Illinois January 19, 2011

 1905 Wright Boulevard
 Schaumburg, IL 60193

Phone: 847.524.0800
Fax: 847.524.1655